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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                Date of Report (date of earliest event reported):
                                December 21, 1998



                                 Omnicare, Inc.
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             (Exact name of registrant as specified in its charter)



       Delaware                      1-8269                     31-100135
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   (State or other            (Commission File No.)           (IRS Employer
    jurisdiction                                            Identification No.)
 of incorporation)



  100 East RiverCenter Blvd., Covington, Kentucky                 41011
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  (Address of principal executive offices)                     (zip code)



                                 (606) 392-3300
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              (Registrant's telephone number, including area code)









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ITEM 5.  OTHER EVENTS.

         Omnicare, Inc. (the "Company") entered into an Amendment No. 2 to Credit Agreement dated as of December 21, 1998 (the "Amendment"), with certain banks (the "Banks") and The First National Bank of Chicago, as one of the Banks and agent for the Banks (the "Agent"). The Amendment amends the Credit Agreement dated as of October 22, 1996, among the Borrower, the Banks and the Agent (the "Original Credit Agreement"), as previously amended, to provide for, among other things, (i) an increase in the commitment fee rate, the letter of credit fee rate and the interest rate margin, and (ii) the imposition of a utilization fee on the outstanding loans under the Original Credit Agreement. The Company also entered into a 364-Day Credit Agreement dated as of December 21, 1998 (the "1998 Credit Agreement"), with certain banks (the "Lenders") and the Agent as one of the Lenders and agent for the Lenders. The 1998 Credit Agreement provides for an additional revolving line of credit in the principal amount of up to $400,000,000 for a term of 364-days that may, at the option of the Company, be converted at maturity into a one-year term loan. Except for the commitment fee rate, the interest rate margin and other pricing terms, the representations, warranties and covenants of the Company in the 1998 Credit Agreement are substantially the same as the Original Credit Agreement as amended by the Amendment.









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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          Omnicare, Inc.



                                          By /s/ Peter Laterza
                                             -----------------------------------
                                             Peter Laterza, Vice President
                                             and General Counsel



Dated:   December 21, 1998



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                                INDEX TO EXHIBITS




(4)      INSTRUMENTS DEFINING THE RIGHTS OF SECURITY
                HOLDERS, INCLUDING INDENTURES:

         4.1 Amendment No. 2 to Credit Agreement dated as of December 21, 1998 amending the Credit Agreement dated as of October 22, 1996

         4.2    364-Day Credit Agreement dated as of December 21, 1998